As filed with the Securities and Exchange Commission on January 14, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0849123 (I.R.S. Employer Identification Number)

7555 Irvine Center Drive
Irvine, California 92618
(949) 784-0800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heath B. Clarke
7555 Irvine Center Drive
Irvine, California 92618
(949) 784-0800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christopher M. Bartoli
Baker & McKenzie LLP
One Prudential Plaza
130 East Randolph Drive
Chicago, IL 60601
(312) 861-8676
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of securities to be	Amount to be	offering price	Proposed maximum	Amount of
registered	registered	per unit (1)	aggregate offering price	registration fee
Common stock, $0.00001 par value per share (2)	8,000,000	$4.95	$10,000,000 (3)	$1,161.00 (3)

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 (the “Securities Act”) based on the average of the high and low sales prices of the Registrant’s common stock on the Nasdaq Capital Market on January 10, 2011, which was $4.95 per share.

(2)	There are also registered hereunder 8,000,000 Series A Participating Preferred Stock Rights (each, a “Right”). Each share of common stock also represents one Right, which is currently attached to and transferable only with the shares of common stock registered hereby.

(3)	This Registration Statement includes common stock with an aggregate offering price of $29,600,000 that was previously covered by Registration Statement on Form S-3 (Registration No. 333-147494) initially filed by Local.com Corporation with the Securities and Exchange Commission on November 19, 2007 (the “Earlier Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $908.72 registration fee previously paid in connection with such unsold common stock will continue to be applied to such unsold common stock. As a result, no registration fee is being paid in connection with these previously registered shares.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state in which such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED January 14, 2011
PROSPECTUS
8,000,000 Shares
Local.com Corporation
Common Stock, par value $0.00001 per share
From time to time we may offer and sell shares of common stock in one or more offerings for an aggregate of up to 8,000,000 shares of our common stock.
This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will provide specific terms of these offerings in one or more supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any document incorporated by reference, before buying any of the common stock being offered. This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement.
The common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 13 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of those securities and the net proceeds that we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock is quoted on the Nasdaq Capital Market under the symbol “LOCM.” The last reported sale price of our common stock on January 13, 2011 was $4.91 per share.
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the other documents that we incorporate by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is January 14, 2011

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus up to an aggregate 8,000,000 shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
We may sell the common stock offered pursuant to this prospectus to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. A prospectus supplement, which we will provide to you each time we offer common stock, will provide the names of any underwriters, dealers, or agents involved in the sale of the common stock, and any applicable fee, commission or discount arrangements with them.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY
To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “we,” “us,” “our” and similar terms refer to Local.com Corporation, a Delaware corporation, unless the context provides otherwise.
Local.com Corporation
We are a provider of local search services on the Internet. We provide local search services to over 20 million consumers each month on the Internet. A local search is a search request from a consumer that contains a location modifier (for example, flowers in Irvine, CA). We provide proprietary search results using our patented technologies, and monetize those search results by placing ads on the search results page. A portion of these consumers interact with those ads, thereby generating ad revenue. Consumers conducting local searches typically convert into buying customers at a higher rate than other types of online searchers, because the addition of a location modifier within a search request typically indicates that the consumer is further along in the buying process, and therefore more apt to complete a transaction. As a result, advertisers are often willing to pay more to present their business listings alongside local search results.
We serve consumers directly through our Owned & Operated business unit (“O&O”), and indirectly through our Network business unit (“Network”), and we serve direct and indirect advertisers via our Sales and Ad Services business unit (“SAS”).
Our O&O business unit represents our proprietary local search traffic, and we serve consumers primarily via our flagship web property, Local.com, and via our proprietary network of over 20,000 local websites. Traffic reaches Local.com organically (which includes both direct-to-site and search engine optimized (“SEO”) search traffic), as well as through our search engine marketing (“SEM”) campaigns. Traffic reaches our proprietary network organically via SEO. We monetize our local search traffic by placing a variety of display, performance and subscription ad products alongside our search results.
Our Network business unit represents third-party local search traffic, and we serve over 1,000 partner sites via our Local Syndication Network (“LSN”), such as local newspaper, TV and radio station websites, and our Local Distribution Network (“LDN”), local websites that receive our XML feed. We also host and manage over 60,000 local websites owned by third-parties via our Local Website Network (“LWN”). Through our LSN, we develop and host geo-targeted small business directories which are provided to our regional media partners, and this drives SEO traffic to the directories on our partners’ sites, which we monetize with ads. Through our LDN, our XML partners receive an XML feed which contains our advertiser listings as well as our organic search results in some instances, and they display those results in their websites’ “look and feel.” Finally, our LWN consists of over 60,000 third-party domains, as of September 30, 2010, that are hosted and managed on our Octane360 platform. We optimize domain network sites by commissioning unique, targeted category/location-specific content from our Octane experts content marketplace and distributing that content on our domain network. We monetize all our Network partners’ local search traffic by placing a variety of performance and subscription ad products alongside the search results, and we share a portion of the ad revenues generated with those partners.

Our Sales & Ad Services (“SAS”) business unit serves, as of September 30, 2010, over 60,000 direct small business customers with subscription advertising and web hosting products, as well as partners who supply us with additional advertiser listings. Our direct customers pay a fixed fee each month to receive either a premium listing on our Local.com search results’ pages (web listing) or a website (web hosting). Our partners provide us with various performance ad products including pay per click, pay per call and pay per lead, as well as display ad units that are paid per thousand impressions, which provide us with an effective way to monetize our search traffic. Yahoo! and SuperMedia Inc. are our two largest advertiser partners. We recently introduced a new ad product called Exact Match, which is based on the Octane360 platform. We are focusing our future SAS efforts primarily on selling this new product via channel sales partners such as yellow page directory publishers, regional media publishers, search verticals and ad agencies. In the fourth quarter of 2010, we announced that we will suspend acquisitions of LEC-billed subscriber bases in order to concentrate our resources around the Exact Match product suite. As a result, we anticipate revenue from our existing subscribers to decline as the number of subscribers churns out. As we shift our efforts to focus on the sale of our Exact Match products, we do not anticipate that the revenues from those efforts will fully-offset the decline in revenue from existing subscribers as they churn out as anticipated. Any decline in subscriber revenue and related margin could materially adversely affect our business and financial results.
We use our proprietary, patented technologies in providing many of our services. We have a total of six patents issued and an additional ten patents pending in various areas of local and mobile search.
Corporate Information
We were incorporated in Delaware in March 1999 as eWorld Commerce Corporation. In August 1999, we changed our name to eLiberation.com Corporation. In February 2003, we changed our name to Interchange Corporation. On November 2, 2006, we changed our name to Local.com Corporation.
Our principal executive offices are located at 7555 Irvine Center Drive, Irvine, California 92618, and our telephone number is (949) 784-0800. We maintain our corporate website at www.local.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS
Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q and Form 10-Q/A filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the “Local.com Risk Factors”).
Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Local.com Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.
Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K/A and our Quarterly Reports on Form 10-Q and Form 10-Q/A, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of those safe harbor provisions. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss many of these risks in greater detail in our filings with the SEC, including our Annual Report on From 10-K/A for the fiscal year ended December 31, 2009, including in the “Risk Factors” section of that report, our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, on Form 10-Q and on Form 10-Q/A for the quarterly period ended June 30, 2010 and on Form 10-Q for the quarterly period ended September 30, 2010, including in the “Risk Factors” section of those Quarterly Reports. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital and the acquisition of or the investment in businesses, products and technologies that are complementary to our own. Pending these uses, we may invest the net proceeds in short-term, interest-bearing, investment-grade securities. We will set forth in a prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of our common stock. Our management will retain broad discretion as to the allocation of the net proceeds of any offering.

DILUTION
We will set forth in a prospectus supplement or a free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.
DESCRIPTION OF CAPITAL STOCK
General
The following description of our securities and their related rights is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, a copy of which was filed as an exhibit to our registration statement on Form SB-2, Amendment No. 2, filed with the SEC on September 16, 2004, the amendment to restated certificate of incorporation, a copy of which was filed as an exhibit to our current report on Form 8-K filed with the SEC on August 17, 2009, and our amended and restated bylaws, a copy of which was filed as an exhibit to our current report on Form 8-K filed with the SEC on November 2, 2007, and by the provisions of applicable Delaware law.
We are currently authorized to issue 65,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of December 31, 2010, there were 16,584,346 shares of our common stock outstanding, which were held by 58 stockholders of record. As of December 31, 2010, no preferred stock is outstanding.
Common Stock
Holders of shares of our common stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation, as amended. Subject to the preferences of any shares of preferred stock outstanding at the time, holders of shares of our common stock are entitled to receive dividends when, as, and if declared by our board of directors, out of funds legally available to us. Upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share equally in all our assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock, if any. Shares of our common stock are not redeemable and have no preemptive or similar rights to subscribe for additional shares. All outstanding shares of our common stock are, and the shares of common stock offered in this prospectus will be, upon payment and issuance, fully paid and non-assessable.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, $0.00001 par value, in one or more series. Our board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by our stockholders.
The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of our common stockholders. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.
Delaware Anti-Takeover Law, Provisions of Rights Agreement, Our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Rights Agreement
On October 14, 2008, our Board of Directors declared a dividend of one Right for each outstanding share of our common stock to our stockholders of record at the close of business on October 22, 2008, which we refer to as the record date. Each Right entitles the registered holder to purchase from our company one one-thousandth (1/1000) of a share of Series A Participating Preferred Stock, par value $0.00001, which we refer to as the preferred shares, of our company at a price of $10.00, which we refer to as the purchase price, subject to adjustment. The number of shares constituting the series of preferred shares is 30,000. The description and terms of the Rights are set forth in the Preferred Stock Rights Agreement, dated as of October 15, 2008, or the Rights Agreement, between us and Computershare Trust Company, N.A., as Rights Agent.
This summary of the Rights is not complete, and should be read together with the entire Rights Agreement, which is incorporated herein by reference and has been filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 15, 2008.
The Rights. Our Board of Directors authorized the issuance of a Right with respect to each share of our common stock outstanding on the record date. The Rights initially trade with, and are inseparable from the shares of common stock and are evidenced only by certificates that represent the shares of common stock. New Rights accompany any new shares of common stock issued after the record date until the earlier of the distribution date or the expiration date.
Exercise Price. Each Right will allow its holder to purchase from our company one one-thousandth of a preferred share for the purchase price once the Rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of our common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability. The Rights will not be exercisable until:
1.	10 days (or a later date determined by our Board) after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding shares of our common stock, or, if earlier,

2.	10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.
The “distribution date” refers to the date when the Rights become exercisable. Until such date, the certificates representing shares of our common stock will also evidence the Rights, and any transfer of shares of our common stock will constitute a transfer of Rights. After the distribution date, the Rights will separate from the shares of our common stock and be evidenced by book-entry credits or by Rights certificates that will be mailed to all eligible holders of shares of our common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences Of A Person Or Group Becoming An Acquiring Person.
•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the purchase price, purchase shares of our common stock with a market value of $20.00, based on the market price of shares of our common stock prior to such acquisition.

•	Flip Over. If our company is later acquired in a merger or similar transaction, or if we sell assets aggregating in excess of 50% of the assets of the company, after the distribution date, all holders of Rights except the Acquiring Person may, for the purchase price, purchase shares of the acquiring corporation with a market value of $20.00 based on the market price of the acquiring corporation’s stock, prior to such transaction.
Preferred Share Provisions.
Each one one-thousandth of a preferred share, if issued:
•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of an amount equal to the dividend paid on one share of our common stock.

•	will entitle holders upon liquidation to receive an amount equal to the payment made on one share of our common stock, plus an amount equal to any accrued and unpaid dividends of such preferred shares.

•	will have the same voting power as one share of our common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of our common stock.
Expiration. The Rights will expire on October 15, 2018, which we refer to as the expiration date.
Redemption. The Board may redeem the Rights for $0.01 per Right at any time before the earlier of (i) the fifth day following the announcement by us or any person or group that an Acquiring Person has become such an Acquiring Person and (ii) the expiration date. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted, if our company has a stock split, stock dividend or similar transaction relating to the shares of our common stock.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of our common stock, subject to adjustment for any stock split, stock dividend or similar transaction, for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. The Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the preferred shares or shares of our common stock. No adjustments to the purchase price of less than 1% will be made.
Amendments. Prior to the distribution date, the terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.
The Rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire us and to provide the Board of Directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the shares of our outstanding common stock without the approval of our Board of Directors. The Rights, however, should not affect any prospective offer or willingness to make an offer at a fair price as determined by our Board. The Rights should not interfere with any merger or other business combination approved by our Board of Directors.
Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws may also have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control.
In particular, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws that will be in effect upon the completion of this offering provide for the following.
•	Special Meetings of Stockholders. Special meetings of our stockholders may be called only by our Chief Executive Officer, by a majority of the members of our board of directors or by the holders of shares entitled to cast not less than 10% of the votes at the meeting.

•	Advance Notice Requirement. Stockholder proposals to be brought before any meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors.

•	Classified Board of Directors. Our directors are divided into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in our 2011 fiscal year, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in our 2012 fiscal year and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in our 2013 fiscal year, with each director to hold office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor is duly elected and qualified. It would take at least two elections of directors for any individual or group to gain control of our board of directors.

•	New Directorships and Board Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.
•	Removal of Directors. A director may be removed from office only for cause by the holders of at least 75% of the voting power entitled to vote at an election of directors.
•	Amendment of Bylaws. The approval of not less that 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors is required to amend the provisions of our amended and restated bylaws by stockholder action, thus making it more difficult to circumvent the anti-takeover provisions of our amended and restated bylaws.
•	Issuance of Undesignated Preferred Stock. Our board of directors is authorized to issue, without further action by our stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Listing
Our common stock is quoted on the Nasdaq Capital Market under the symbol “LOCM.”
Transfer Agent and Registrar
The transfer agent and registrar of our common stock is Computershare Investor Services, Ltd., P.O. Box 43070, Providence, RI 02940-3070.

PLAN OF DISTRIBUTION
We may sell our common stock offered pursuant to this prospectus and any accompanying prospectus supplements:
•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.
Our common stock may be offered and sold:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
Any of the prices at which we sell common stock may be at a discount to market prices. Broker-dealers may also receive from purchasers of the common stock compensation that is not expected to exceed that customary in the types of transactions involved.
Each prospectus supplement, to the extent applicable, will describe the number of shares and terms of the offering to which such prospectus supplement relates, including:
•	any over-allotment options under which underwriters, if any, may purchase additional common stock;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such common stock;

•	the public offering or purchase price of such common stock;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	the net proceeds we will receive from such sale; and

•	any underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.
Underwritten Offerings
If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents
We may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the common stock. We also may, from time to time, authorize dealers or agents to offer and sell the common stock upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the common stock offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.
Rights Offerings
We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed common stock to third parties.
Other Offerings
Our common stock may also be sold in one or more of the following transactions:
•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.
We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification
Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our common stock will be subject to certain conditions precedent.
Stabilization
In connection with the offering of common stock under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing the market price.
The underwriters in an offering of common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market following completion of the offering of common stock hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.
Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, under certain circumstances a person engaged in the distribution of the common stock offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.
Passive Market-Making on NASDAQ
Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements
Common stock may also be offered and sold, if so indicated in an applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Other Relationships
Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock that we may offer in this prospectus will be passed upon for us by Baker & McKenzie LLP, Chicago, Illinois.
EXPERTS
Our financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007, incorporated by reference in this prospectus and in the registration statement, of which this prospectus is a part, have been audited by Haskell & White LLP, independent registered public accounting firm, as set forth in their report. We have incorporated by reference our financial statements in this prospectus and in the registration statement, of which this prospectus is a part, in reliance on Haskell & White LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other documents referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement of which this prospectus is a part, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
We are subject to the information reporting requirements of the Exchange Act and we will file reports, proxy statements and other information with the SEC. We also intend to furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at

www.local.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference of the information contained at or accessible through this site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file with the SEC at a later date will automatically update or supersede this information. We incorporate by reference the following documents as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, on Form 10-Q and on Form 10-Q/A for the quarterly period ended June 30, 2010 and on Form 10-Q for the quarterly period ended September 30, 2010;

•	Our current reports on Form 8-K filed on January 5, 2010, February 1, 2010, February 9, 2010, February 16, 2010, March 15, 2010, April 2, 2010, April 22, 2010, April 27, 2010, June 1, 2010, June 2, 2010, June 8, 2010, June 11, 2010, June 15, 2010, July 1, 2010, July 8, 2010, July 22, 2010, July 26, 2010, August 3, 2010, August 4, 2010, August 6, 2010, August 10, 2010, August 31, 2010, September 3, 2010, October 6, 2010, October 13, 2010, October 19, 2010, November 4, 2010; November 9, 2010, December 15, 2010, January 3, 2011 (on Form 8-K/A), January 5, 2011, January 6, 2011, January 6, 2011 (on Form 8-K/A), January 7, 2011, January 10, 2011 and January 14, 2011; and

•	The description of our common stock contained in our registration statement on Form SB-2 filed with the SEC on June 29, 2004 and amended on August 11, 2004, September 16, 2004, October 7, 2004, and October 18, 2004.
Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.
Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents free of charge upon written or oral request to Investor Relations, Local.com Corporation, 7555 Irvine Center Drive, Irvine, California 92618, telephone: (949) 784-0800.

Part II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the Registrant in connection with the registration of the securities being offered by this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,161	(1)
Accounting fees and expenses	100,000
Legal fees and expenses	100,000
Printing and engraving expenses	5,000
Miscellaneous	4,000

Total	$210,161

(1)	This Registration Statement includes common stock with an aggregate offering price of $29,600,000 that were previously covered by Registration Statement on Form S-3 (Registration No. 333-147494) initially filed by Local.com Corporation with the Securities and Exchange Commission on November 19, 2007 (the “Earlier Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $908.72 registration fee previously paid in connection with such unsold common stock will continue to be applied to such unsold common stock. As a result, no registration fee is being paid in connection with these previously registered shares.
Item 15. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.
Our amended and restated certificate of incorporation, attached as an exhibit to our Registration Statement on Form SB-2, Amendment No. 2, filed with the SEC on September 16, 2004, the amendment to our restated certificate of incorporation, attached as an exhibit to our Current Report on Form 8-K filed with the SEC on August 17, 2009, and our amended and restated bylaws, attached as an exhibit to our Current Report on Form 8-K filed with the SEC on November 2, 2007, provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered into separate indemnification agreements, a form of which is attached as Exhibit 10.9 to our Registration Statement on Form SB-2, Amendment No. 1, filed with the Securities and Exchange Commission on August 11, 2004, with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Registration rights agreements between the Registrant and various investors provide for cross-indemnification in connection with registration of the registration’s common stock on behalf of those investors.
These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits

Exhibit
Number	Exhibit Description

1.1 (1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(3)	Amendment to Restated Certificate of Incorporation of the Registrant

3.3(4)	Amended and Restated Bylaws of the Registrant

4.1 (2)	Specimen of common stock certificate.

4.2 (5)	Preferred Stock Rights Agreement, dated as of October 15, 2008, by and between Local.com Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the Stockholder Rights Plan, Summary of Rights as Exhibit C thereto).

Exhibit
Number	Exhibit Description

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Haskell & White LLP, independent registered public accounting firm.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see Page II-6 of this Form S-3).

(1)	To be filed by amendment or by a report under the Exchange Act, and incorporated herein by reference, if applicable.

(2)	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2, Amendment No. 2, filed with the SEC on September 16, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on August 17, 2009.

(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on November 2, 2007.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2008.
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in to the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(i) The undersigned Registrant hereby undertakes that:
     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 14, 2011.

LOCAL.COM CORPORATION
/s/ Heath B. Clarke
Heath B. Clarke
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Heath B. Clarke and Kenneth S. Cragun and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Heath B. Clarke Heath B. Clarke	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2011

/s/ Kenneth S. Cragun Kenneth S. Cragun	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 14, 2011

/s/ Norman K. Farra Jr. Norman K. Farra Jr.	Director	January 14, 2011

/s/ Philip K. Fricke Philip K. Fricke	Director	January 14, 2011

/s/ Theodore E. Lavoie Theodore E. Lavoie	Director	January 14, 2011

Signature	Title	Date

/s/ John E. Rehfeld John E. Rehfeld	Director	January 14, 2011

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

1.1 (1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(3)	Amendment to Restated Certificate of Incorporation of the Registrant

3.3(4)	Amended and Restated Bylaws of the Registrant

4.1 (2)	Specimen of common stock certificate.

4.2 (5)	Preferred Stock Rights Agreement, dated as of October 15, 2008, by and between Local.com Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the Stockholder Rights Plan, Summary of Rights as Exhibit C thereto).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Haskell & White LLP, independent registered public accounting firm.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see Page II-6 of this Form S-3).

(1)	To be filed by amendment or by a report under the Exchange Act, and incorporated herein by reference, if applicable.

(2)	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2, Amendment No. 2, filed with the SEC on September 16, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on August 17, 2009.

(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on November 2, 2007.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2008.